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                                                                    EXHIBIT 23.2

                           INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Registration Statement of HomeSeekers.com, Incorporated (the "Company") on Form S-8 of our report dated July 22, 1999 and August 4, 1999 incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999, on the consolidated balance sheets of HomeSeekers.com, Incorporated as of June 30, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended.

         We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Albright, Persing & Associates, Ltd.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
August 29, 2000